Exhibit 3.3

CERTIFICATE OF FORMATION

OF

TRANS UNION LLC

This Certificate of Formation of Trans Union LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the company is:

Trans Union LLC

2. The address of the registered office of the Company in Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805-1297. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 2nd day of December, 1998.

/s/ Suzanne M. Knoll
Suzanne M. Knoll, authorized to sign this Certificate of Formation on behalf of the Company

CERTIFICATE OF MERGER

OF

TRANS UNION CORPORATION

INTO

TRANS UNION LLC

The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act,

DOES HEREBY CERTIFY:

FIRST: That the name and jurisdiction of formation or organization of each of the constituent entities of the merger is as follows:

NAME	STATE OF FORMATION

Trans Union Corporation	Delaware

Trans Union LLC	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: That the name of the surviving entity in the merger is Trans Union LLC.

FOURTH: That the executed agreement of merger is on file at the principal place of business of the surviving company, the address of which is 555 West Adams, Chicago, Illinois 60661.

FIFTH: That a copy of the agreement of merger will be furnished by the surviving entity, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

SIXTH: That the effective date and time of the merger shall be December 31, 1998, at 11:50 p.m. Eastern Standard Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 3 day of December, 1998.

TRANS UNION LLC, a Delaware limited liability company

By:	/s/ R.C. Gluth
R.C. Gluth, Vice President

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STATE OF DELAWARE

CERTIFICATE OF MERGER

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

1.	The name and jurisdiction of formation of the surviving limited liability company is Trans Union LLC, a Delaware limited liability company, and the names and jurisdictions of formation or organization of the limited liability companies being merged into Trans Union LLC, the surviving limited liability company, are as follows:

(a)	Will County Investors, L.L.C., an Illinois limited liability company

(b)	Oregon TU Investors, L.L.C., a Delaware limited liability company

(c)	CML TU Investors, L.L.C., a Delaware limited liability company

(d)	Leiter Property Investors, L.L.C., an Illinois limited liability company

(e)	Chicago TU Investors, L.L.C., a Delaware limited liability company

(f)	MB Associates, L.L.C., an Illinois limited liability company

(g)	TU Investors, L.L.C., a Delaware limited liability company

(h)	Roselle Property Investors, L.L.C., an Illinois limited liability company

2.	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

3.	The name of the surviving limited liability company is Trans Union LLC.

4.	The Agreement and Plan of Merger is on file at 555 West Adams Street, Chicago, Illinois 60661, the place of business of Trans Union LLC, the surviving limited liability company.

5.	A copy of the Agreement and Plan of Merger will be furnished by Trans Union LLC, the surviving limited liability company, on request and without cost, to any member of the constituent limited liability companies.

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IN WITNESS WHEREOF, Trans Union LLC, as the surviving limited liability company, has caused this Certificate of Merger to be signed by an authorized person, this 26th day of June, 2006.

TRANS UNION LLC, a Delaware limited liability company

By:	/s/ John Blenke
	Name:	John Blenke
	Title:	Executive VP & Secretary

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CERTIFICATE AND ARTICLES OF MERGER

OF

ADS RESPONSECORP, INC.

INTO

TRANS UNION LLC

The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act,

DOES HEREBY CERTIFY:

FIRST: That the name and jurisdiction of formation or organization of each of the constituent entities of the merger is as follows:

NAME	STATE OF FORMATION

ADS Responsecorp, Inc	Florida

Trans Union LLC	Delaware

SECOND: That an agreement of merger between the parties to the merger and the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements and applicable provisions of Section 607.1108 of the Florida General Corporation Act and Section 18-209 of the Delaware Limited Liability Company Act

THIRD: That the name of the surviving entity in the merger is Trans Union LLC

FOURTH: That the effective date and time of the merger shall be August 31, 2007, at 11:50 p.m. Eastern Time.

FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving entity, the address of which is 555 West Adams Street, Chicago, Illinois 60661, Attention: Corporate Secretary

SIXTH: That a copy of the agreement of merger will be furnished by the surviving entity, on request and without cost, to any shareholder of any constituent corporation or any member of any constituent limited liability company

SEVENTH: The address of the principal office of the surviving entity is:

555 West Adams Street

Chicago, Illinois 60661

EIGHTH: The surviving entity has agreed to promptly pay to the dissenting shareholders of ADS Responsecorp, Inc the amount, if any, to which they are entitled pursuant to Section 607 1302 of the Florida General Corporation Act

IN WITNESS WHEREOF, the undersigned has executed this Certificate and Articles of Merger on this the 23rd day of August, 2007.

TRANS UNION LLC, a Delaware limited liability company

By:	/s/ John Blenke
John Blenke, Executive Vice President, Corporate General Counsel and Corporate Secretary

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